Exhibit 99.1

ChineseInvestors.com, Inc.’s Wholly Owned Foreign Enterprise, CBD Biotechnology Co. Ltd., will Launch its First Hemp Infused Skin Care Line in China

SAN GABRIEL, CA (June 28, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces that its wholly owned foreign enterprise, CBD Biotechnology Co. Ltd., will officially launch its first line of non-industrial hemp infused skin care products, the “CBD Magic Hemp Series.” The product line will include four products, namely, CBD BIO TECH Toner, CBD BIO TECH Rejuvenating Cream, CBD BIO TECH Perfecting Shield Primer and CBD BIO TECH Rejuvenating Spray.

Air pollution is a concern for many people, especially in heavily populated cities, and the effects of such pollution on our health appear to have intensified. Airborne pollutants include cigarette smoke, car exhaust, smog, dirt, dust, and other particulates that contribute to mitochondrial oxidative stress which promotes the production of free radicals that have been linked to premature aging. Clinical studies found that women who live in urban areas with high levels of pollution had a 22 percent increase in pigmented spots and significantly more coarse wrinkling. Some dermatologists contend that medicinal ingredients in cannabis offer the potential to make skin look younger. Specifically, cannabinoids are powerful antioxidants and anti-inflammatory agents. Moreover, the endocannabinoid system consists of many cannabinoid receptors, and a large portion of these are found in the skin. Although cannabis is still illegal in China, Cannabis Sativa Leaf Extract can legally be added to skin care products. A catalogue provided by the China Food and Drug Administration entitled “Catalogue of Cosmetics Raw Materials in Use (2015)” includes Cannabis Sativa Leaf Extract.

The new skin care line is expected to be launched in the third calendar quarter of 2017. CBD Biotechnology Co. Ltd. plans to use multiple sales channels to implement its sales plan including Tmall, TaoBao, the Company’s official website, broadcasting platforms of internet celebrities, mobile news applications, and a multi-level direct selling system in cooperation with Shangdong Yibao Biologics Co. Ltd.

“Following the launch of OptHemp Ultra Premium Hemp Oil by CIIX’s wholly owned U.S. subsidiary, ChineseHempOil.com, Inc., I am very pleased to announce the launch of CBD Biotechnology Co., Ltd. non-industrial hemp infused skin care line,” says Summer Yun, CEO of CBD Biotechnology Co., Ltd. “CBD Biotechnology Co., Ltd. will be one of the first companies in China to incorporate hemp-based CBD into skin care products, which we believe will spark public interest.

“An estimated 55,700 metric tons of industrial hemp are produced around the world each year with China, Russia, and South Korea leading in production, accounting for 70 percent of the world's industrial hemp supply. Although China is one of the leading producers of industrial hemp, the benefits to the human body have not yet been widely recognized in mainland China,” says Yun. “As one of the companies company to introduce a skin care line infused with hemp-based CBD to China, CIIX looks forward to educating the almost 1.4 billion people in China about the benefits of hemp-based CBD and the positive effects it can have on the largest, visible human organ – the skin!”

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About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online sales and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

Corporate Communications:

NetworkNewsWire (NNW)

New York, New York

www.NetworkNewsWire.com

212.418.1217 Office

Editor@NetworkNewsWire.com

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